                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)     SEPTEMBER 2, 2005
                                                     ---------------------------

                               EMRISE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                  001-10346              77-0226211
-------------------------------   -------------------   ------------------------
  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code        (909) 987-9220
                                                   -----------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 2, 2005, Emrise Electronics Corporation ("Emrise Electronics"), a wholly-owned subsidiary of Emrise Corporation ("Emrise"), entered into a stock purchase agreement dated effective as of August 31, 2005 to acquire RO Associates Incorporated, a California corporation ("RO"). Effective September 28, 2005, Emrise Electronics entered into an amendment to the stock purchase agreement. The disclosure regarding this acquisition contained in Item 2.01 of this Form 8-K is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to the terms of the stock purchase agreement, as amended, Emrise Electronics acquired all of the issued and outstanding shares of common stock of RO. Prior to the acquisition, all of the common stock of RO was owned by Robert H. Okada, as Trustee of the Robert H. Okada Trust Agreement dated February 11, 1992, and Sharon Vavro, an individual.

     RO is based in Sunnyvale, California and designs and manufactures DC-DC converters and AC-DC PFC modules for telecom, industrial, commercial, and quasi-military applications. As a result of the acquisition, Emrise Electronics acquired all of the assets and liabilities of RO, including the intellectual property, cash, accounts receivable and inventories owned by RO. Emrise Electronics intends to use these acquired assets for the same purpose for which they were used by RO.

     The purchase price consisted of $2,400,000 in cash paid at closing and an additional $600,000 in cash payable in two equal installments on October 6, 2005 and March 31, 2006. The acquisition purchase price was funded with cash on-hand. The purchase price is subject to adjustment based on the value of the shareholders' equity, accounts receivable, accounts payable, cash on hand and net inventory of RO, as determined by the consolidated, unaudited balance sheet as of August 31, 2005, prepared in accordance with accounting principles generally accepted in the United States of America. In addition, concurrently with the closing of the acquisition of RO, Emrise Electronics paid in full all then existing credit facilities of RO in the aggregate amount of $1,602,060.

     In determining the purchase price for RO, Emrise Electronics considered account the historical and expected earnings and cash flow of RO, as well as the value of companies of a size and in an industry similar to RO, comparable transactions and the market for such companies generally. The purchase price represented a premium of approximately $1,845,000 over the $1,155,000 recorded net worth of the assets of RO. In determining this premium, Emrise Electronics considered the synergistic and strategic advantages provided by having a U.S.-based power converter manufacturer and the value of the goodwill, customer relationships and technology of RO. Goodwill associated with the RO acquisition totaled approximately $1,308,000. Emrise intends to commission a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Emrise has estimated that RO's technology is valued at approximately $484,000, its trademarks are valued at $300,000 and its customer relationships are valued at $200,000. The valuation of the identified intangible assets is expected to be completed in December 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, Emrise does not believe these changes will be material to Emrise's consolidated financial position or results of operations.

     In connection with the execution of the stock purchase agreement, Emrise Electronics executed a lease agreement with Caspian Associates for the lease of 25,700 square feet of a 30,700 square feet building located at 246 Caspian Drive, Sunnyvale, California. The lease provides for a two-year term, commencing on September 1, 2005 and ending on August 31, 2007, at a base rent of $9,210 per month. Additionally, the lease provides for an extension of the lease term for an additional three years, to August 31, 2010 if RO achieves net sales of at least $14,500,000 and cumulative gross profit of at least $3,987,500. If RO achieves the net sales and cumulative gross profit targets, the monthly base rent for the facility will be increased to the fair market value as of the first day of the next calendar month. The facility will continue to be used for the design, manufacture and sale of power conversion products.

     In connection with the stock purchase agreement, Emrise Electronics also executed an employment agreement with Richard Okada, effective as of September 1, 2005, to serve as president of RO. Mr. Okada will receive an annual base salary of $115,000 for the two-year term of the employment agreement. In addition, Mr. Okada is entitled to receive an incentive bonus based upon performance criteria to be determined in the future. In connection with Mr. Okada's employment agreement, Emrise granted Mr. Okada an incentive stock option under Emrise's 2000 Stock Option Plan to purchase up to 50,000 shares of Emrise's common stock at an exercise price of $1.35 per share. This option vests 50% on September 1, 2006 and 50% on September 1, 2007. The option expires on August 31, 2015.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.
          -------------------------------------------

     The following financial statements of RO Associates are included in this report:

                                                                            Page
                                                                            ----

Independent Auditors' Report.................................................F-1

Balance Sheet for the Year Ended May 31, 2005................................F-2

Statements of Income and Retained Earnings for the Year Ended May 31, 2005...F-4

Statements of Cash Flows for the Year Ended May 31, 2005.....................F-5

Notes to Financial Statements................................................F-6

                           RO ASSOCIATES INCORPORATED

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors

RO ASSOCIATES INCORPORATED

We have audited the balance sheet of RO Associates Incorporated as of May 31, 2005 and the related statement of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of RO Associates Incorporated as of May 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.



/S/ Mayer Hoffman McCann P.C.

San Jose, California
August 9, 2005
(except for Note 12, as to
which the date is August 26, 2005)

                           RO ASSOCIATES INCORPORATED

                                  BALANCE SHEET

                                  May 31, 2005


                                     ASSETS
                                     ------

CURRENT ASSETS
     Cash                                                            $    56,615
     Accounts receivable, net                                            792,127
     Inventories                                                       3,107,451
     Deferred income taxes                                               281,000
     Prepaid expenses                                                     17,113
                                                                     -----------
         TOTAL CURRENT ASSETS                                          4,254,306
                                                                     -----------
PROPERTY AND EQUIPMENT, net                                              395,091
                                                                     -----------
OTHER ASSETS
     Deferred income taxes                                                55,000
     Other assets                                                         10,618
                                                                     -----------
         TOTAL OTHER ASSETS                                               65,618
                                                                     -----------
         TOTAL ASSETS                                                $ 4,715,015
                                                                     ===========


See Notes to Financial Statements

                           RO ASSOCIATES INCORPORATED

                                  BALANCE SHEET

                                  May 31, 2005


                                   LIABILITIES
                                   -----------

CURRENT LIABILITIES
     Accounts payable                                                $   692,833
     Accrued expenses                                                    342,845
     Current portion of long-term debt                                   482,298
     Current portion of obligation under capital lease                    12,567
                                                                     -----------
         TOTAL CURRENT LIABILITIES                                     1,530,543
                                                                     -----------
LONG-TERM DEBT, less current portion above                             1,018,000
                                                                     -----------
OBLIGATION UNDER CAPITAL LEASE, less current
     portion above                                                        50,010
                                                                     -----------

                              STOCKHOLDERS' EQUITY
                              --------------------

CAPITAL CONTRIBUTED
     Common stock, no par value; 7,500 shares
         authorized; 1,210 shares issued and outstanding                  12,500

RETAINED EARNINGS                                                      2,103,962
                                                                     -----------
         TOTAL STOCKHOLDERS' EQUITY                                    2,116,462
                                                                     -----------
         TOTAL LIABILITIES AND STOCKHOLDERS'
              EQUITY                                                 $ 4,715,015
                                                                     ===========

See Notes to Financial Statements

                           RO ASSOCIATES INCORPORATED

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                             Year Ended May 31, 2005


NET SALES                                                          $  6,041,264

COST OF GOODS SOLD                                                    3,750,254
                                                                   ------------
         GROSS PROFIT                                                 2,291,010

OPERATING EXPENSES                                                    1,699,501
                                                                   ------------
         OPERATING INCOME                                               591,509
                                                                   ------------
OTHER INCOME (EXPENSE)
     Miscellaneous income                                                 4,754
     Interest expense                                                  (129,487)
                                                                   ------------
         TOTAL OTHER INCOME (EXPENSE)                                  (124,733)
                                                                   ------------
         INCOME BEFORE INCOME TAXES                                     466,776

INCOME TAX EXPENSE                                                      168,000
                                                                   ------------
         NET INCOME                                                     298,776

RETAINED EARNINGS
     Balance, beginning of year                                       1,805,186
                                                                   ------------
         TOTAL RETAINED EARNINGS                                   $  2,103,962
                                                                   ============


See Notes to Financial Statements

                           RO ASSOCIATES INCORPORATED

                            STATEMENT OF CASH FLOWS

                             Year Ended May 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                    $    298,776
     Adjustments to reconcile net income to net cash
       flows from operating activities:
         Depreciation and amortization                                  318,341
         (Gain) on disposal of assets                                    (4,246)
         Deferred income taxes                                           42,000
         (Decrease) in allowance for doubtful accounts                  (18,750)
     Decrease (increase) in operating assets:
         Receivables                                                     72,258
         Inventories                                                    186,326
         Prepaid expenses                                                (4,707)
     Increase (decrease) in operating liabilities:
         Accounts payable                                               210,344
         Accrued expenses                                               201,828
                                                                   ------------
           NET CASH FLOWS FROM OPERATING ACTIVITIES                   1,302,170
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of equipment                                      9,394
     Investment in property and equipment                               (28,539)
                                                                   ------------
           NET CASH FLOWS FROM INVESTING ACTIVITIES                     (19,145)
                                                                   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Bank overdraft (repayment)                                         (35,227)
     Net (repayment) on line-of-credit                               (2,138,655)
     Proceeds from long-term debt                                     1,500,000
     Repayment of long-term debt                                       (543,787)
     Repayment of capital lease obligation                               (8,741)
                                                                   ------------
           NET CASH FLOWS FROM FINANCING ACTIVITIES                  (1,226,410)
                                                                   ------------
           NET INCREASE (DECREASE) IN CASH                               56,615

           CASH, BEGINNING OF YEAR                                            -
                                                                   ------------
           CASH, END OF YEAR                                       $     56,615
                                                                   ============


See Notes to Financial Statements

                           RO ASSOCIATES INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS


( 1 )    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         NATURE OF OPERATIONS - RO Associates Incorporated (the Company) is engaged principally in the development, manufacturing and marketing of electronic power conversion devices. The Company sells principally to original equipment manufacturers in North America. In addition, the Company has licensed the right to manufacture and sell its proprietary products to companies based in North America, Europe, Taiwan and Japan.

         REVENUE RECOGNITION - The Company recognizes revenue as follows:

         Product Sales - Revenue from product sales is recognized upon shipment.

         Licenses - For those agreements that provide the licensees the right to manufacture and sell the Company's proprietary products, initial license fee revenue is recognized upon delivery of the product technology. Guaranteed minimum license royalties are recognized as revenue as they become due. Per unit royalties that exceed the guaranteed minimum are recognized as earned when reported.

         USE OF ESTIMATES - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INVENTORY VALUATION - Inventories are stated at the lower of cost or market. Cost has been determined on the first-in, first-out basis. Market is based upon realizable value less allowance for selling and distribution expenses and normal gross profit.

         An inventory reserve is provided for obsolete and slow moving inventory to write it down to net realizable value (market), if necessary. The reserve is calculated as a percentage of the cost of inventory identified as slow moving. The carrying amount for inventory has been reduced by $156,000 at May 31, 2005.

         DEPRECIATION AND AMORTIZATION - Depreciation is computed on the straight-line method over the following estimated useful lives:

         ASSETS                                             USEFUL LIVES
         ------                                             ------------

         Machinery and equipment                            3 - 7 years
         Furniture and fixtures                             5 - 10 years
         Auto and trucks                                    5 - 10 years
         Leasehold improvements                             5 - 39 years

         ------------------------------------------------------

         CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Company to a concentration of credit risk include cash and trade receivables. At various times throughout the year, the Company maintained cash balances in excess of federally insured limits. All cash balances are held by credit worthy financial institutions.

         Two customers accounted for approximately 26% of revenues for the year ended May 31, 2005. Neither customer had an accounts receivable balance as of May 31, 2005.

         ACCOUNTS RECEIVABLE, NET - Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is maintained for potential credit losses based upon an assessment of the expected collectibility of all accounts receivable. The allowance for doubtful accounts is reviewed periodically to assess the adequacy of the allowance. The allowance for doubtful accounts was approximately $93,000 as of May 31, 2005.

         INCOME TAXES - The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent such deferred tax assets are not expected to be realized.

         RESEARCH AND DEVELOPMENT EXPENSES - Research and development expenditures, which are expensed as incurred, totaled $584,226 during the year ended May 31, 2005.

         ADVERTISING COSTS - Advertising costs are charged to operations when incurred. Advertising expense was $87,953 for the year ended May 31, 2005.


( 2 )    INVENTORIES
         -----------

                                                              MAY 31,
                                                                2005
                                                            -----------
         Raw materials                                      $ 1,879,163
         Work-in-process                                        572,970
         Finished goods                                         655,318
                                                            -----------
                  Total inventories                         $ 3,107,451
                                                            ===========

( 3 )    PROPERTY AND EQUIPMENT
         ----------------------

                                                                     MAY 31,
                                                                      2005
                                                                   -----------
         Cost of owned property and equipment:
              Machinery and equipment                              $ 2,985,066
              Furniture and fixtures                                   126,236
              Leasehold improvements                                   228,441
                                                                   -----------
                  Total cost of owned property and equipment         3,339,743
              Accumulated depreciation                               3,004,673
                                                                   -----------
                  Net owned property and equipment                     335,070
                                                                   -----------
         Cost of property and equipment under capital lease:
              Machinery and equipment                                   71,317
         Accumulated amortization                                       11,296
                                                                   -----------
              Net leased property and equipment under
                capital lease                                           60,021
                                                                   -----------
              Total net property and equipment                     $   395,091
                                                                   ===========


         The aggregate depreciation and amortization on the above property and equipment charged to operations was $318,341 for the year ended May 31, 2005.


( 4 )    LINE OF CREDIT
         ---------------

         On August 17, 2004, the Company converted its existing $3,000,000 line of credit into a $1,000,000 line of credit and a $1,500,000 note payable.

         The Company's line of credit bears interest at the bank's prime rate (6.0% at May 31, 2005) plus 0.25% and expires on December 15, 2005. The line is guaranteed by a partnership (the Partnership) whose partners include the majority shareholder of the Company. As of May 31, 2005, no amounts were outstanding against the line of credit.

( 5 )    LONG-TERM DEBT
         --------------

                                                                        MAY 31,
                                                                         2005
                                                                     -----------
Former line of credit converted into note payable to bank,
guaranteed by the Partnership and secured by all fixtures in the building owned by the Partnership, payable in monthly
principal installments of $27,000, plus interest at the bank's prime rate (6.0% as of May 31, 2005) plus 1.25% through July
15, 2009.                                                            $ 1,342,000

Non-revolving equipment acquisition line of credit,
collateralized by substantially all the Company's assets,
payable in monthly principal and interest installments of
$27,578; interest accrues at the bank's prime rate (6.0% as of
May 31, 2005) plus 0.5% through October 15, 2005.                        135,634

Equipment note payable, collateralized by substantially all the
Company's assets, payable in monthly principal and interest
installments of $4,663; interest is at the bank's prime rate
(6.0% as of May 31, 2005) plus 0.5% through October 15, 2005.             22,664

Equipment note payable, collateralized by substantially all the
Company's assets, paid in full in 2005.                                        -
                                                                     -----------
         Total long-term debt                                          1,500,298
         Less current portion                                            482,298
                                                                     -----------
         Noncurrent portion                                          $ 1,018,000
                                                                     ===========

         --------------------------

         The line of credit, non-revolving equipment acquisition line of credit and notes payable require the Company to meet certain financial covenants. As of May 31, 2005, the Company was in compliance with all of its covenants.

         Estimated maturities of long-term debt are as follows:


         YEARS ENDING MAY 31,
         --------------------

             2006                                                $    482,298
             2007                                                     324,000
             2008                                                     324,000
             2009                                                     324,000
             2010                                                      46,000
                                                                 ------------
                                                                 $  1,500,298
                                                                 ============


( 6 )    OBLIGATION UNDER CAPITAL LEASE
         ------------------------------

         The Company entered into a capital equipment lease on July 14, 2004. The lease is payable in monthly principal and interest installments of approximately $1,500 through August 8, 2009 and bears interest at 8.5%.

         Future minimum lease payments under the capital lease together with the present value of the net minimum lease payments are as follows:

         YEARS ENDING MAY 31,
         --------------------

             2006                                                $     18,177
             2007                                                      18,177
             2008                                                      18,177
             2009                                                      18,177
             2010                                                       3,030
                                                                 ------------
                 Total minimum lease payments                          75,738
             Less amount representing interest                         13,162
                                                                 ------------
                 Present value of net minimum lease payments           62,576
             Less current portion                                      12,567
                                                                 ------------
                 Noncurrent portion                              $     50,010
                                                                 ============

( 7 )    OPERATING LEASES AND RELATED PARTIES TRANSACTION
         ------------------------------------------------

         The Company leases office equipment under an operating lease.

         The future minimum rental payments required under the operating lease that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

         YEARS ENDING MAY 31,
         --------------------

             2006                                                $      7,779
             2007                                                       7,779
             2008                                                       7,779
             2009.                                                      1,945
                                                                 ------------
                 Totals                                          $     25,282
                                                                 ============

         The Company leases its manufacturing facilities under a month-to-month lease from the Partnership. Rent expense was approximately $110,000 for the year ended May 31, 2005.


( 8 )    INCOME TAXES
         ------------

         Temporary differences principally arise from differences in depreciation, allowance for doubtful accounts, reserves and liabilities, and inventory valuation. The deferred tax asset totaled $336,000 at May 31, 2005.

         The provision for income taxes consists of the following:

                                                              YEAR ENDED MAY 31,
                                                                     2005
                                                              ------------------
          Current income taxes                                   $    125,000
               Federal income taxes
               State and local income taxes                             1,000
                                                              ------------------
                   Total current income tax expense                   126,000
                                                              ------------------
          Deferred income tax expense                                   6,000
               Federal income taxes
               State and local income taxes                            36,000
                                                              ------------------
                   Total deferred income tax expense                   42,000
                                                              ------------------
                   Total income tax expense                      $    168,000
                                                              ==================

         The effective tax rate differs from the combined federal and state statutory tax rates of approximately 40% principally due to the utilization of certain federal and state research and development credits.

         As of May 31, 2005, the Company had state research and development credit carryforwards of $41,506.

( 9 )    PROFIT SHARING PLAN
         -------------------

         The Company has a profit sharing plan covering substantially all of its employees. Contributions are made at the discretion of the Company's board of directors. During the year ended May 31, 2005, the Company made a contribution to the plan of $50,000. As of May 31, 2005, plan assets totaled $2,622,887.


( 10 )   PRODUCT WARRANTY
         ----------------

         The Company accrues an estimate of its exposure to warranty claims based on warranty costs incurred. The Company provides a 24-month warranty on its products. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. The warranty liability is included in accrued liabilities in the accompanying balance sheet. Changes to the Company's warranty liability were as follows:

                                                                   YEAR ENDED
                                                                     MAY 31,
                                                                   ---------
                                                                      2005
                                                                   ---------
         Warranty accrual, beginning of year                       $  49,572
         Charges to costs and expenses                                34,288
         Actual warranty expenditures                                (34,288)
                                                                   ---------
                  Warranty accrual, end of year                    $  49,572
                                                                   =========


( 11 )   CASH FLOW DISCLOSURES
         ---------------------

         The following is a summary of supplemental cash flow information:

                                                                   YEAR ENDED
                                                                     MAY 31,
                                                                   ---------
                                                                      2005
                                                                   ---------
         Cash paid:

              Interest                                             $ 129,487
                                                                   =========
              Income taxes                                         $     800
                                                                   =========
         Noncash investing & financing activities:

              Equipment acquisitions through capital lease         $  71,317
                                                                   =========

( 12 )   SUBSEQUENT EVENTS
         -----------------

         Subsequent to May 31, 2005, the Company entered into a letter of intent to sell all of its outstanding capital stock to an acquiring company. The closing date is expected to be approximately August 31, 2005.

(b) Pro Forma Financial Information.
    -------------------------------

     As described in Item 2.01 of this report, effective as of August 31, 2005, Emrise Electronics acquired all of the issued and outstanding capital stock of RO. The accompanying unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations as of and for the periods ended June 30, 2005 and December 31, 2004 are set forth herein to give effect to the acquisition of RO as if the acquisition had been consummated at the beginning of the earliest period presented (January 1, 2004).

     Emrise previously acquired, effective as of March 18, 2005, all of the issued and outstanding common stock of Pascall Electronic (Holdings) Limited ("PEHL"). The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 also give effect to the acquisition of PEHL and PEHL's subsidiary as if that acquisition had been consummated at January 1, 2004. The balance sheets of PEHL and PEHL's subsidiary were included in Emrise's quarterly report on Form 10-Q for the six months ended June 30, 2005.

     Emrise previously acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of Larus Corporation. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 also give effect to the acquisition of Larus Corporation and Larus Corporation's subsidiary as if that acquisition had been consummated at January 1, 2004. The balance sheets of Larus Corporation and Larus Corporation's subsidiary were included in Emrise's quarterly report on Form 10-Q for the six months ended June 30, 2005.

     The acquisitions were accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisitions, over the fair value of net assets acquired are recorded as goodwill.

     The unaudited pro forma condensed consolidated balance sheet and statements of operations do not reflect any potential cost savings that were or may be realized following the acquisitions. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Emrise's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma condensed consolidated balance sheet and statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisitions occurred on January 1, 2004, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

     All information contained herein should be read in conjunction with Emrise's annual report on Form 10-K for the year ended December 31, 2004, its quarterly report on Form 10-Q for the six months ended June 30, 2005, the consolidated financial statements and notes thereto of RO included in Item 9.01(a) of this Form 8-K and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

                                                                            Page
                                                                            ----

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005..........F-14

Pro Forma Condensed Consolidated Statement of Operations for
          the Year Ended December 31, 2004..................................F-16

Pro Forma Condensed Consolidated Statement of Operations for
          the Six Months Ended June 30, 2005................................F-17

                                          EMRISE CORPORATION

                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF
                                              JUNE 30, 2005
                                              (IN THOUSANDS)


ASSETS                                                                       PRO FORMA
                                                 EMRISE            RO       ADJUSTMENTS         TOTALS
                                               -----------    -----------   -----------       -----------
Cash                                           $     6,435    $        57   $    (4,000) (a)  $     2,492
Accounts receivable                                  7,635            792             -             8,427
Inventories                                          8,596          3,107          (856) (b)       10,847
Deferred tax assets                                    345            281             -               626
Prepaids and other current                             573             17             -               590
                                               -----------    -----------   -----------       -----------
Total current assets                                23,584          4,254        (4,856)           22,982

Net fixed assets                                     2,079            395             -             2,474

Goodwill                                            12,368              -         1,250  (c)       13,618
Intangibles                                          2,062              -           984  (b)        3,046
Other assets                                           573             66             -               639
Investments                                              -              -             -                 -
                                               -----------    -----------   -----------       -----------
Total other assets                                  15,003             66         2,234            17,303
                                               -----------    -----------   -----------       -----------

Total assets                                   $    40,666    $     4,715   $    (2,622)      $    42,759
                                               ===========    ===========   ===========       ===========


(a)  Cash for $2,400 purchase price, $1,500 to pay off RO bank debt, estimated transaction fees of
     $100. At the time of the acquisition, the RO bank debt had grown to $1,602
(b)  Recalculation of inventory reserve for excess and obsolete parts
(c)  Goodwill
(d)  Estimated fair value of $484 for RO's technology, $300 for RO's trademarks and $200 for RO's customer relationships

                                                   F-14

                                             EMRISE CORPORATION

                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF
                                        JUNE 30, 2005 (CONTINUED)
                                              (IN THOUSANDS)

LIABILITIES AND STOCKHOLDERS' EQUITY                                         PRO FORMA
                                                 EMRISE            RO       ADJUSTMENTS         TOTALS
                                               -----------    -----------   -----------       -----------
Borrowings under credit lines                  $       811    $         -   $         -       $       811
Current portion of long-term debt                      892            482          (482) (e)          892
Notes payable to stockholders, current portion         500              -             -               500
Accounts payable                                     3,171            693             -             3,864
Income taxes payable                                   594              -             -               594
Accrued expenses                                     3,707            356             -             4,063
                                               -----------    -----------   -----------       -----------
Total current liabilities                            9,675          1,531          (482)           10,724

Long-term debt, less current portion                   322          1,018        (1,018) (f)          322
Notes payable to stockholders, less current
   portion                                           2,000              -             -             2,000
Deferred income taxes                                1,420              -           394  (g)        1,814
Other liabilities                                      887             50           600  (h)        1,537
                                               -----------    -----------   -----------       -----------
Total non current liabilities                        4,629          1,068           (24)            5,673
                                               -----------    -----------   -----------       -----------

Total liabilities                                   14,304          2,599          (506)           16,397

Stockholders' Equity

Common stock                                           123             12           (12) (i)          123
Additional paid in capital                          43,243              -             -            43,243
Retained earnings (accumulated deficit)            (16,735)         2,104        (2,104) (j)      (16,735)
Accumulated comprehensive income                      (269)             -             -              (269)
                                               -----------    -----------   -----------       -----------
Total stockholders' equity                          26,362          2,116        (2,116)           26,362

Total liabilities and stockholders' equity     $    40,666    $     4,715   $    (2,622)      $    42,759
                                               ===========    ===========   ===========       ===========
---------------

(e)  Payoff of RO's bank debt
(f)  Payoff of RO's bank debt
(g)  Deferred income taxes provided on intangibles at a composite federal and state rate of 40%
(h)  Deferred portion of purchase price is $600
(i)  To eliminate RO's stock in consolidation
(j)  To reduce RO's retained earnings to zero


                                                   F-15

                                                 EMRISE CORPORATION

                              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        FOR THE YEAR ENDED DECEMBER 31, 2004
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 RO           LARUS          PEHL
                                                JAN. 1        JAN. 1        JAN. 1      PRO FORMA
                               EMRISE        TO DEC. 31     TO JULY 12    TO DEC. 31     ADJUSTMENTS         TOTALS
                             -----------    -----------    -----------   -----------    -----------      -----------
Sales                        $    29,861    $     6,597    $     2,625   $    13,912    $         -      $    52,995

Cost of sales                     16,146          4,000          1,260        10,782            (60) (a)      32,128
                             -----------    -----------    -----------   -----------    -----------      -----------

Gross profit                      13,715          2,597          1,365         3,130             60           20,867

Selling, general and
   administrative                 10,226          1,034            682         2,822            (15) (b)      14,749

                                                                                                135  (c)         135
Engineering and product
   development                     1,521            635            220           359              -            2,735
                             -----------    -----------    -----------   -----------    -----------      -----------
Total                             11,747          1,669            902         3,181            120           17,619

Operating profit                   1,968            928            463           (51)           (60)           3,248

Interest expense                    (433)          (132)             -          (110)           132  (d)        (543)

                                                                                                (76) (e)         (76)

Other, net                            (6)             -              2             -              -               (4)
                             -----------    -----------    -----------   -----------    -----------      -----------
Income (loss) before
   income taxes                    1,529            796            465          (161)            (4)           2,625

Income taxes                          49            287            181          (151)          (106) (f)         260
                             -----------    -----------    -----------   -----------    -----------      -----------

Net income (loss)            $     1,480    $       509    $       284   ($       10)   $       102      $     2,365
                             ===========    ===========    ===========   ===========    ===========      ===========


Earnings Per Share - Basic         $0.06                                                                         $0.10
Earnings Per Share - Diluted       $0.06                                                                         $0.10

Shares Outstanding - Basic        24,063                                                                        24,063
Shares Outstanding - Diluted      24,839                                                                        24,839

---------------

(a)  Reduction of $60 Larus rent allocated to cost of sales due to new lease at Larus
(b)  Reduction of $15 Larus rent allocated to selling and administration due to new lease at Larus
(c)  Amortization for Larus Corporation for technology and customer relationships of $135
(d)  Elimination of interest expense due to payoff of RO's bank debt of $132
(e)  Increase in interest cost of $76 for long-term note issued for the Larus acquisiton. The notes were for
     $3,000 and carry an interest rate of 30-day LIBOR plus 1%
(f)  Utilization of Emrise net operating loss tax carryovers offsetting Larus and RO tax provision


                                                        F-16

                                     EMRISE CORPORATION AND SUBSIDIARIES

                           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       RO            PEHL
                                                      JAN. 1       JAN. 1 TO      PRO FORMA
                                       EMRISE       TO JUNE 30      MAR. 17       ADJUSTMENTS       TOTALS
                                    -----------    -----------    -----------    ------------     -----------
Sales                               $    17,261     $    2,714     $    3,241      $       -      $    23,216

Cost of sales                            10,186          1,849          1,648              -           13,683
                                    -----------    -----------    -----------    -----------      -----------

Gross profit                              7,075            865          1,593              0            9,533

Selling, general and administrative       6,278            667          1,070              -            8,015

Engineering and product development       1,136            254            359              -            1,749
                                    -----------    -----------    -----------    -----------      -----------
Total                                     7,414            921          1,429              0            9,764

Operating profit                           (339)           (56)           164              0             (231)

Interest income                             109              -              -            (46)(a)           63

Interest expense                           (196)           (56)             -             56 (b)         (196)

Other, net                                  112              -              -              -              112
                                    -----------    -----------    -----------    -----------      -----------

Income (loss) before income taxes          (314)          (112)           164             10             (252)

Income taxes                                 15            (39)             -             39 (c)           15
                                    -----------    -----------    -----------    -----------      -----------

Net (loss) income                   $      (329)   $      (73)    $      164     $      (29)      $     (267)
                                    ===========    ===========    ===========    ===========      ===========


Loss Per Share - Basic                   ($0.01)                                                       ($0.01)
Loss Per Share - Diluted                 ($0.01)                                                       ($0.01)

Shares Outstanding - Basic               37,017                                                        37,017
Shares Outstanding - Diluted             37,017                                                        37,017


(a)  Reduction of interest income due to $4,600 paid for RO and payoff of its debt
(b)  Elimination of interest expense due to pay off of RO's bank debt
(c)  Elimination of RO's tax benefit due to Emrise's net operating tax losses


                                                     F-17

(c)  Exhibits.
     --------

Number      Description
------      -----------

2.1 Stock Purchase Agreement dated September 2, 2005 between Emrise Electronics Corporation, a New Jersey corporation, Robert H. Okada, as Trustee of the Robert H. Okada Trust Agreement dated February 11, 1992, and Sharon Vavro, an individual (1)

2.2 Amendment No. 1 dated effective as of September 28, 2005 to Stock Purchase Agreement dated September 2, 2005 between Emrise Electronics Corporation, a New Jersey corporation, Robert H. Okada, as Trustee of the Robert H. Okada Trust Agreement dated February 11, 1992, and Sharon Vavro, an individual

---------------

(1) Filed as an exhibit to the initial filing of this Form 8-K and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2005             EMRISE CORPORATION

                                  By: /S/ RANDOLPH D. FOOTE
                                      ---------------------------------------
                                      Randolph D. Foote, Chief Financial Officer

          EXHIBITS FILED WITH THIS AMENDMENT NO. 1 TO FORM 8-K

Number      Description
------      -----------

2.2 Amendment No. 1 dated effective September 28, 2005 to Stock Purchase Agreement dated September 2, 2005 between Emrise Electronics Corporation, a New Jersey corporation, Robert H. Okada, as Trustee of the Robert H. Okada Trust Agreement dated February 11, 1992, and Sharon Vavro, an individual